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                                                                    Exhibit 10.4

                              PHARMACIA CORPORATION
                            MANAGEMENT INCENTIVE PLAN

                  AMENDED AND RESTATED AS OF SEPTEMBER 24, 2001

I. GENERAL PROVISIONS

1. PURPOSES

The Pharmacia Corporation Management Incentive Plan (formerly known as the Monsanto Management Incentive Plan of 1996) is designed to:

-     focus management on business performance that creates stockholder value,

-     encourage innovative approaches to the business of the Company,

-     reward for results,

-     encourage ownership of Monsanto common stock by management, and

-     encourage taking higher risks with an opportunity for higher reward.

This Incentive Plan shall be effective April 15, 1996 ("Effective Date"), subject to the approval of this Incentive Plan by the stockholders of the Company. The amended and restated Incentive Plan shall apply to awards made under this Plan that are effective on or after June 1, 2000.

2. DEFINITIONS

Except where the context otherwise indicates, the following definitions apply:

"Associated Company" means any corporation (or partnership, joint venture, or other enterprise), of which the Company or a Parent owns or controls, directly or indirectly, 10% or more, but less than 50% of the outstanding shares of stock normally entitled to vote for the election of directors (or comparable equity participation and voting power).

"Award" means any Stock Option, Stock Appreciation Right, Restricted Share, unrestricted Share, dividend equivalent unit, Performance Share, Deferred Award or other award granted under this Incentive Plan.

"Board" means Board of Directors of the Company.

"Committee" means the Compensation Committee of the Board, or its permitted delegate, consisting of two or more non-employee directors (as defined under Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) appointed by the Board who meet the requirements of being outside directors within the meaning of Section 162(m) of Internal


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Revenue Code of 1986, as amended.

"Company" means Pharmacia Corporation, a Delaware corporation.

"Deferred Award" means a deferred award granted in accordance with Section 9 of
Article II of this Incentive Plan.

"Eligible Participant" means any officer or other salaried employee (including a director who is a salaried employee) of the Company, a Subsidiary, or an Associated Company.

"Fair Market Value" shall mean, per share of common stock, the average of the highest and lowest sales price of the common stock on the New York Stock Exchange (the "NYSE"), or such other national securities exchange as may be designated by the Board, on the applicable date, or, if there are no sales of common stock on the NYSE on such date, then the average of the highest and lowest price of the common stock on the last previous day on which a sale on the NYSE is reported; provided, that the Committee may determine that the Fair Market Value price may be based upon the average of the highest and lowest price of the common stock (or depositary receipts evidencing ownership of such common stock) on stock exchanges outside the United States with respect to Awards granted to Participants who are foreign nationals.

"Incentive Plan" means the Pharmacia Corporation Management Incentive Plan, set forth herein.

"Incentive Stock Option" or "Incentive Option" means an option meeting the definition of that term as set forth in Section 3 of Article II of this Incentive Plan.

"1984 Plan" means the Monsanto Management Incentive Plan of 1984, as amended.

"1986 Plan" means the Searle Monsanto Stock Option Plan of 1986, as amended.

"1988/I Plan" means the Monsanto Management Incentive Plan of 1988/I, as amended.

"1988/II Plan" means the Monsanto Management Incentive Plan of 1988/II, as amended.

"1991 Plan" means the NutraSweet/Monsanto Stock Plan of 1991, as amended.

"1994 NutraSweet/Monsanto Plan" means the NutraSweet/Monsanto Stock Plan of 1994, as amended.

"1994 Plan" means the Monsanto Management Incentive Plan of 1994, as amended.

"1994 Searle/Monsanto Plan" means the Searle/Monsanto Stock Plan of 1994, as amended.

"Non-Qualified Stock Option" or "Non-Qualified Option" means an option referred to in Section 4 of Article II of this Incentive Plan.

"Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all


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classes of stock in one or more of the other corporations in the chain.

"Participant" means an Eligible Participant to whom an Award has been granted pursuant to this Incentive Plan.

"Performance Share" means Performance Shares granted in accordance with Section 8 of Article II of this Incentive Plan.

"Reporting Person" means a person subject to the reporting requirements of
Section 16(a) of the Exchange Act (or any law, rule, regulation or other provision that may replace such statute) with respect to Shares.

"Restricted Shares" means Shares that were made subject to restrictions in accordance with Section 6 of Article II of this Incentive Plan.

"Shares" means shares of common stock of the Company and any shares of stock or other securities received as a result of a Share adjustment as set forth in
Section 4 of this Article I.

"Stock Appreciation Right" means a right referred to in Section 5 of Article II of this Incentive Plan.

"Stock Appreciation Right Fair Market Value" or "SAR Fair Market Value" shall mean a value established by the Committee for the exercise of a Stock Appreciation Right.

"Stock Option" or "Option" means Incentive Stock Options and/or Non-Qualified Stock Options.

"Subsidiary" means: (i) for the purpose of an Incentive Stock Option, any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain; and (ii) for the purposes of other types of Awards under this Plan, any corporation (or partnership, joint venture, or other enterprise) of which the Company or a Parent owns or controls, directly or indirectly, 50% or more of the outstanding shares of stock normally entitled to vote for the election of directors (or comparable equity participation and voting power).

"Termination of Employment" means the discontinuance of employment of a Participant for any reason other than a Transfer. In the event a Participant is an employee of an entity that is a Parent, Subsidiary or Associated Company and the entity ceases to be a Parent, Subsidiary or Associated Company, the Participant shall be deemed to incur a Termination of Employment for all purposes under this Incentive Plan as of the date such entity ceases to be a Parent, Subsidiary or Associated Company.

"Transfer" means a change of employment of a Participant within the group consisting of the Company and its Parent, Subsidiaries and Associated Companies, unless the Committee determines otherwise in the grant instrument.


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3. ADMINISTRATION

(a) This Incentive Plan shall be administered by the Committee, except to the extent the Committee delegates administration pursuant to this paragraph. The Committee may by resolution delegate authority to one or more committees consisting of one or more officers (a "Subcommittee") to perform one or both of the following: (i) to select officers or salaried employees (including salaried directors) of the Company or a Subsidiary (but not of a Parent) who are to receive Stock Options, Stock Appreciation Rights, Dividend Equivalents, and/or other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares, and (ii) to determine the number of such Stock Options, Stock Appreciation Rights or Dividend Equivalents to be received by the selected officers or salaried employees; provided, however, that the Committee shall by resolution set forth the maximum number of Awards that may be made by any Subcommittee(s). Any such Subcommittee delegated authority by the Committee may not (x) select an officer who is a current member of such Subcommittee or a member of the Board to receive Awards as described in
      (i) above, or (y) grant any Award to a Reporting Person or to a "covered employee" under Section 162(m) of the Internal Revenue Code of 1986, as amended. Only the Committee shall make all determinations regarding Awards to Reporting Persons and/or "covered employees". Subject to applicable law, the Committee may also appoint employees of the Company or its Subsidiaries or third parties to act as its agents with respect to the administration of the Plan, including, but not limited to, the administration of the exercise of Awards granted under the Plan.

(b) The Committee shall have the authority to interpret this Incentive Plan, to select the persons who are to receive Awards, and to act in all matters pertaining to the granting of Awards under this Incentive Plan including, without limitation, the timing, pricing, amount and terms of any Award and the amendment thereof consistent with the provisions of this Incentive Plan. No Eligible Participant shall have any right to be considered for or to receive any Awards. All acts and decisions of the Committee with respect to any questions arising in connection with the administration and interpretation of this Incentive Plan, including the severability of any and all of the provisions thereof, shall be conclusive, final and binding upon all Eligible Participants.

(c) The Committee may adopt and amend from time to time rules and regulations of general application for the administration of this Incentive Plan, including, but not limited to, any forms, agreements, communications or practices deemed advisable by the Committee for use in administering the Plan pursuant to the most current technology.

(d) Without limiting the foregoing Sections 3(a), (b) and (c) of this Article I (and notwithstanding any other provisions of this Incentive Plan), the Committee is authorized to take such action as it determines to be necessary or advisable, and fair and equitable to Participants, with respect to Awards in the event of: a merger of the Company with, consolidation of the Company into, or the acquisition of the Company by, another corporation; a sale or transfer of all or substantially all of the assets of the Company to


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      another corporation or any other person or entity; a separation from the
      Company, including any spin-off or other distribution to stockholders other than an ordinary cash dividend; a tender or exchange offer for Shares made by any corporation, person or entity (other than the Company); or other reorganization in which the Company will not survive as an independent, publicly-owned corporation. Such action may include (but shall not be limited to) establishing, amending or waiving the forms, terms, conditions and duration of Stock Options, Stock Appreciation Rights, Awards of Restricted Shares, Performance Shares, Deferred Awards and other Awards so as to provide for earlier, later, extended or additional times for exercise or payments, differing methods for calculating payments, alternate forms and amounts of payment, accelerated release of restrictions or other modifications. The Committee may take such actions pursuant to this Section 3(d) by adopting rules and regulations of general applicability to all Participants or to certain categories of Participants, by including, amending or waiving terms and conditions in Awards (including, without limitation, agreements with respect to Restricted Shares), or by taking action with respect to individual Participants. The Committee may take such actions as part of the Awards, or before or after the public announcement of any such merger, consolidation, acquisition, sale or transfer of assets, separation, tender or exchange offer or other reorganization.

4. SHARE ADJUSTMENTS

In the event that at any time or from time to time a stock dividend, stock split, recapitalization, merger, consolidation, or other change in capitalization, or a sale by the Company of all or part of its assets, or a separation from the Company, including any spin-off or other distribution to stockholders other than an ordinary cash dividend, results in (a) the outstanding Shares, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of shares of stock or other securities of the Company, or for shares of stock or other securities of any other corporation; or (b) new, different or additional shares or other securities of the Company or of any other corporation being received by the holders of outstanding Shares, then:

      (i) the total number of Shares authorized for Awards under this Incentive Plan;

      (ii) the number and class of Shares (A) that may be subject to Stock Options, Stock Appreciation Rights and other Awards, (B) which have not been issued or transferred under outstanding Stock Options, Stock Appreciation Rights or other Awards, and (C) which have been awarded but are undelivered under this Incentive Plan; and

      (iii) the purchase price to be paid per Share under outstanding Stock Options and the number of Shares to be transferred in settlement of outstanding Stock Appreciation Rights and other Awards;

shall in each case be appropriately adjusted by the Committee in its discretion; provided, however, that all adjustments made as the result of the foregoing in respect of each Stock Option which is granted as an Incentive Stock Option shall be made so that such Stock Option shall

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continue to be an Incentive Stock Option as defined in Section 422 of the
Internal Revenue Code of 1986, as may be amended from time to time.

5. SHARES AUTHORIZED

The total number of Shares for which awards may be granted under this Incentive Plan shall not exceed 87,605,305 Shares. Notwithstanding the foregoing, the total number of Shares that shall be available for Awards of Restricted or unrestricted Shares (which shall include stock distributions pursuant to Performance Shares, Deferred Awards and other stock-based awards as described in
Section 10 of Article II) shall be 1/2 of 1% of the total number of Shares outstanding. The limitations in this Section 5 are subject to the adjustments provided for in Section 4 of this Article I; the provisions of Section 1(b) of
Article II of this Incentive Plan; and the provisions of Section 3(d) of Article III of this Incentive Plan.

The total number of Shares for which Awards may be granted under this Incentive Plan to any one Eligible Participant shall not exceed in any three-year period 15% of the total number of Shares for which Awards may be made under this Incentive Plan, subject to the adjustments provided for in Section 4 of this
Article I.

II. AWARDS

1. SHARES USED FOR AWARDS

(a) The Shares for which Options may be granted under this Option Plan may be authorized but unissued Shares, or treasury Shares, or both.

(b) In the event that any unexercised Stock Option granted hereunder lapses or ceases to be exercisable for any reason other than a surrender of the Option pursuant to Section l(c) of this Article II or the exercise of a Stock Appreciation Right under Section 5 of this Article II, the Shares subject to such Option shall again be available for Option grants under this Option Plan without again being charged against the authorized Shares set forth in Section 5 of Article I. Any amendment of any Option or Stock Appreciation Right by the Committee pursuant to Article I, Section 3 of this Incentive Plan shall not be considered the grant of a new Option for the purpose of Section 5 of Article I.

(c) In the event of death or total and permanent disability as determined by the Committee, the Committee may, with the consent of the Participant, his legal representative, or in the event of death, a beneficiary designated in writing by the Participant during his lifetime, authorize payment, in cash or in Shares, or partly in cash and partly in Shares, as the Committee may direct, of an amount equal to the difference at the time between the Fair Market Value of the Shares subject to an Option and the Option price in consideration of the surrender of the Option. In such an event the Shares subject to the Option so surrendered shall be charged against the limitations set forth in Section 5 of Article I.

(d) In the event that any Award or installment thereof ceases to be payable for any reason, the Shares subject to such Award shall again be available for Award without again being charged against the limitations on the number of Shares set forth in Section 5 of Article I.


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2. INCIDENTS OF OPTIONS AND STOCK APPRECIATION RIGHTS

(a) An Award of Stock Options or Stock Appreciation Rights may be made at such time or times determined by the Committee following the Effective Date to any Eligible Participant, except that Incentive Options may not be awarded to employees of Associated Companies. Each Stock Option and Stock Appreciation Right shall be granted subject to such terms and conditions, if any, not inconsistent with this Incentive Plan, as shall be determined by the Committee, including any provisions as to continued employment as consideration for the grant or exercise of such Option or Stock Appreciation Right, provisions as to performance conditions and any provisions which may be advisable to comply with applicable laws, regulations or rulings of any governmental authority.

(b) The Committee shall have the discretionary authority to include in any stock option agreement a provision that entitles an optionee who is an Eligible Participant and who exercises a Stock Option, in whole or in part, by using previously owned Shares to be granted a replacement Stock Option exercisable for the number of Shares used to exercise the Stock Option. Any such replacement Stock Option shall be subject to the availability of sufficient Shares under Section 5 and shall be subject to such other terms and conditions to be determined by the Committee consistent with the terms of the Plan. No Participant shall have any right to the grant of a replacement Stock Option unless such right is approved by the Committee and included in the Participant's stock option agreement.

(c) A Stock Option and any Stock Appreciation Right granted in connection with a Stock Option shall not be transferable by the Participant other than by will, by the laws of descent and distribution, or pursuant to a written beneficiary designation and shall be exercisable during the lifetime of the Participant only by him or her or by his or her guardian or legal representative. Notwithstanding the foregoing, the Senior Vice President of Human Resources of the Company, in his or her sole discretion, may allow the transfer, for no consideration to the Participant, of a Non-Qualified Stock Option to a Participant's "Immediate Family," pursuant to the terms and conditions approved by the Senior Vice President of Human Resources. In the event of such permitted transfer, the transferee shall take such Non-Qualified Option subject to the same restrictions, terms and conditions in the stock option agreement at the time of such transfer. For purposes of this subsection, "Immediate Family" shall mean (i) the Participant's children, grandchildren, spouse or common law spouse, siblings or parents, as well as (ii) a trust in which these persons (or the Participant) have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests.

(d) Shares purchased upon exercise of a Stock Option shall be paid for in such amounts, at such times and upon such terms as shall be determined by the Committee and specified in the grant of the Option. Without limiting the foregoing, the Committee may establish payment terms for the exercise of Stock Options which permit the Participant to deliver



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      Shares (or other evidence of ownership of Shares satisfactory to the
      Company), including, at the Committee's option, Restricted Shares, with a Fair Market Value equal to the Option price as payment. In addition, the Committee may establish from time to time such methods of exercising an Option or other right under the Plan as are consistent with current technology.

(e) The Option price per share shall be established by the grant and shall not be decreased thereafter except pursuant to Section 4 of Article I of this Incentive Plan.

(f) The Committee, in its discretion, may provide for the escalation of the Option price per Share over all or part of the term of the Option.

(g) The Committee, in its discretion, may offer Participants the opportunity to elect to receive an Option grant in lieu of a salary increase or a bonus or may offer Participants the opportunity to purchase Options for cash or such other consideration as the Committee in its discretion determines.

3. INCENTIVE OPTIONS

An Incentive Option shall be an "Incentive Stock Option" as that term is defined in Section 422 of the Internal Revenue Code of 1986, as may be amended from time to time, as in effect at the time of the grant of any such Option, or any statutory provision that may be enacted to replace such Section. Each provision of this Incentive Plan and of each Incentive Stock Option granted hereunder shall be construed so that each such Option shall be an Incentive Stock Option, and any provision thereof that cannot be so construed shall be disregarded. Incentive Stock Options shall be granted only to purchase unrestricted Shares and only to Eligible Participants, each of whom may be granted one or more such Options at such time or times determined by the Committee following the Effective Date until April 14, 2006, subject to the following conditions:

(a) The Option price per Share shall be set by the grant but shall not be less than 100% of the Fair Market Value at the time of the grant.

(b) The Option and its related Stock Appreciation Right, if any, may be exercised in full or in part from time to time within ten (10) years from the date of the grant, or such shorter period as may be specified by the Committee in the grant, provided that in any event each shall lapse and cease to be exercisable upon, or within such period following, Termination of Employment as shall have been determined by the Committee and as specified in the Option or Stock Appreciation Right. The Committee may establish such terms for exercise of Options and Stock Appreciation Rights after Termination of Employment as it deems appropriate. Unless the Committee determines otherwise, such period following Termination of Employment shall not exceed twelve months unless employment shall have terminated:

            (i) as a result of retirement as defined by the Committee or total and permanent disability as determined by the Committee, in which event such period shall not exceed--

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                  (A)   in the case of an Option, the original term of the
                        Option; and

                  (B) in the case of a Stock Appreciation Right, one year after such retirement or disability or after resignation as an officer or director of the Company, whichever shall last occur (unless earlier terminated pursuant to Section 5(b) of this Article II);

          or

            (ii) as a result of death, or death shall have occurred following Termination of Employment and while the Option or Stock Appreciation Right was still exercisable; and

      provided, further, that such period following Termination of Employment shall in no event extend the original exercise period of the Option or related Stock Appreciation Right.

(c) The aggregate Fair Market Value (determined at the time the Option is granted) of the Shares with respect to which Incentive Stock Options are first exercisable during any calendar year by any Eligible Participant shall not exceed $100,000; however, if the Fair Market Value of Incentive Stock Option Shares (at date of grant) exceeds $100,000 in the calendar year in which Incentive Stock Options are first exercisable, Shares with a Fair Market Value at date of grant exceeding $100,000 shall not be deemed to be Incentive Stock Options.

(d) Incentive Stock Options shall be granted only to an Eligible Participant who, at the time the Option is granted, does not own stock possessing more than 10% of the total combined voting power of all classes of stock of the Company.

(e) Any other terms and conditions which the Committee determines, upon advice of counsel, should be imposed for the Option to qualify as an Incentive Stock Option and any other terms and conditions not inconsistent with this Incentive Plan as determined by the Committee; including provisions making the Shares subject to such Option Restricted Shares or provisions making vesting or the ability to exercise subject to performance conditions.

4. NON-QUALIFIED OPTIONS

One or more Options may be granted as Non-Qualified Options to purchase unrestricted Shares or Restricted Shares to an Eligible Participant at such time or times determined by the Committee, following the Effective Date, subject to the following terms and conditions:

(a) The Option price per Share shall be established by the grant but shall not be less than 100% of the Fair Market Value at the time of the grant (or such later date as the Committee shall determine to be the grant date).

(b) The Option and its related Stock Appreciation Right, if any, may be exercised in full or in


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      part from time to time within ten (10) years from the date of the grant, or such shorter period as may be specified by the Committee in the grant, provided that in any event each shall lapse and cease to be exercisable upon, or within such period following Termination of Employment as shall have been determined by the Committee and as specified in the Option or Stock Appreciation Right. The Committee may establish such terms for exercise of Options and Stock Appreciation Rights after Termination of Employment as it deems appropriate. Unless the Committee determines otherwise, that such period following Termination of Employment shall not exceed twelve months unless employment shall have terminated:

            (i) as a result of retirement as defined by the Committee or total and permanent disability as determined by the Committee, in which event such period shall not exceed--

            (ii)  in the case of an Option, the original term of the Option; and

            (iii) in the case of a Stock Appreciation Right, one year after such retirement or disability or after resignation as an officer or director of the Company, whichever shall last occur (unless earlier terminated pursuant to Section 5(b) of this Article
                  II); or

            (iv) as a result of death, or death shall have occurred following Termination of Employment and while the Option or Stock Appreciation Right was still exercisable; and

            provided, further, that such period following Termination of Employment shall in no event extend the original exercise period of the Option or related Stock Appreciation Right, if any.

(c) The Option grant may include any other terms and conditions not inconsistent with this Incentive Plan as determined by the Committee, including provisions making the Shares subject to such Option Restricted Shares or provisions making vesting or the ability to exercise subject to the satisfaction of performance conditions.

5. STOCK APPRECIATION RIGHTS

A Stock Appreciation Right may be granted to an Eligible Participant in connection with (and only in connection with) an Incentive Stock Option or a Non-Qualified Option granted under this Incentive Plan, or under any other incentive plan of the Company or its Subsidiaries which was approved by the stockholders, subject to the following terms and conditions:

(a) Such Stock Appreciation Right shall entitle a holder of an Option within the period specified for the exercise of the Option in the related Option grant to surrender the unexercised Option (or a portion thereof) and to receive in exchange therefor a payment in cash or Shares having an aggregate value equal to the product of (i) the amount by which (A) the SAR Fair Market Value of each Share exceeds (B) the Option price per Share, times (ii) the number of Shares under the Option, or portion thereof, which is



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      surrendered.

(b) Except as expressly provided herein, each Stock Appreciation Right granted hereunder shall be subject to the same terms and conditions as the related Option. It shall be exercisable only to the extent such Option is exercisable and shall terminate or lapse and cease to be exercisable when the related Option terminates or lapses. The Committee may grant Stock Appreciation Rights concurrently with grants of Options or in connection with previously granted Options under this Incentive Plan, or under any other incentive plan of the Company or its Subsidiaries which was approved by the stockholders, which are unexercised and have not terminated or lapsed. With respect to Stock Appreciation Rights granted in connection with such previously granted Options, the Committee shall provide that such Stock Appreciation Rights shall not be exercisable until the holder completes six (6) months (or such longer period as the Committee shall determine) of service with the Company, a Subsidiary, or an Associated Company immediately following the date of the grant of such Stock Appreciation Rights.

(c) The Committee shall have sole discretion to determine in each case whether the payment will be in the form of all cash, all Shares (which may, at the Committee's discretion, be Restricted Shares), or any combination thereof. If payment is to be made in Shares, the number of Shares shall be determined as follows: the amount payable in Shares shall be divided by the SAR Fair Market Value of Shares.

(d) Upon exercise of a Stock Appreciation Right, the number of Shares subject to exercise under the related Option shall automatically be reduced by the number of Shares represented by the Option or portion thereof which is surrendered. To the extent that a Stock Appreciation Right shall be exercised, any Shares transferred upon such exercise shall not be charged against the maximum limitations upon the grant of Options set forth in this Incentive Plan under which such Option shall have been granted but the Option in connection with which a Stock Appreciation Right shall have been granted shall be deemed to have been exercised for the purpose of such maximum limitations.

(e) The Committee shall have sole discretion as to the timing of any payment made in cash, Shares, or a combination thereof upon exercise of Stock Appreciation Rights hereunder, whether in a lump sum, in annual installments or otherwise deferred and the Committee shall have sole discretion to determine whether such payments may bear amounts equivalent to interest or cash dividends.

(f)   For purposes of this paragraph 5(f) of Article II:

      (i) "Unrelated Party" means any party or group of parties acting together other than (A) the Company, its directors and officers, or
            (B) any nominee holder for any stock exchange;

      (ii) "Offer" means any tender or exchange offer made by an Unrelated Party for the Shares and shall be deemed to occur upon the first purchase or exchange of such Shares;


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      (iii) "Change of Control" means

            (A) the acquisition by any individual, entity or group (a "Person"), including any "person" within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 33% or more of either (1) the then outstanding shares of Common Stock of the Company (the "Outstanding Company Common Stock") or (2) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions of Outstanding Company Common Stock or Outstanding Company Voting Securities shall not constitute a Change in Control: (a) any acquisition by the Company, (b) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (c) any acquisition by any corporation pursuant to a reorganization, merger or consolidation involving the Company, if, immediately after such reorganization, merger or consolidation, each of the conditions described in clauses (1), (2) and (3) of subsection (f)(C) of this Section shall be satisfied; and provided further that, for purposes of clause (a), if any Person (other than the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company) shall become the beneficial owner of 33% or more of the Outstanding Company Common Stock or 33% or more of the Outstanding Company Voting Securities by reason of any acquisition of Outstanding Company Common Stock or Outstanding Company Voting Securities by the Company and such Person shall, after such acquisition by the Company, become the beneficial owner of any additional shares of the Outstanding Company Common Stock or any additional Outstanding Voting Securities and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change in Control;

            (B) individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided, however, that any individual who becomes a director of the Company subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by the vote of at least three-quarters of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be deemed to have been a member of the Incumbent Board; and provided further, that no individual who was initially elected as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall be deemed to have been a member of the Incumbent Board;

            (C) approval by the stockholders of the Company of a reorganization, merger or consolidation involving the Company unless, in any such case, immediately after such reorganization, merger or consolidation, (1) more than 50% of the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and more than 50% of the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals or entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation and in substantially the same proportions relative to each other as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (2) no Person (other than the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or the corporation resulting from such reorganization, merger or consolidation (or any corporation controlled by the Company), or any Person which beneficially owned, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 33% or more of the Outstanding Company Common Stock or the Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 33% or more of the then outstanding shares of common stock of such corporation or 33% or more of the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors and (3) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such reorganization, merger or consolidation; or

            (D) (1) approval by the stockholders of the Company of a plan of complete liquidation or dissolution of the Company or (2) the sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which, immediately after such sale or other disposition, (a) more than 50% of the then outstanding shares of common stock thereof and more than 50% of the combined voting power of the then outstanding securities thereof entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such sale or other disposition and in substantially the same proportions relative to each other as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (b) no Person (other than the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or such corporation (or any corporation controlled by the Company), or any Person which beneficially owned, immediately prior to such sale or other disposition, directly or indirectly, 33% or more of the Outstanding Company

            Common Stock or the Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 33% or more of the then outstanding shares of common stock thereof or 33% or more of the combined voting power of the then outstanding securities thereof entitled to vote generally in the election of directors and
            (c) at least a majority of the members of the board of directors thereof were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition (or were approved directly or indirectly by the Incumbent Board).

      (iv)  "Change of Control Market Value"of the Shares means the higher of--

            (A) the value for which such Shares may be exchanged or offered under any Offer pursuant to which Shares are actually exchanged or purchased; or

            (B) the Fair Market Value of such Shares on the date of exercise of a Stock Appreciation Right.

      Notwithstanding the foregoing provisions of this Section 5 of Article II and without limiting the provisions of Section 3 of Article I of this Incentive Plan, in the event of an Offer or Change of Control, a Participant holding an unexercised Stock Appreciation Right may exercise such Stock Appreciation Right and elect to be paid solely in cash in an amount equal to the difference between the Option price and the Change of Control Market Value of the Shares, unless within five (5) business days after receipt of notification of such election by the Secretary of the Company, the Committee acts to disapprove the cash election. Unless it acts to disapprove, the Committee's consent shall be deemed to be given at the close of business on the fifth business day after the Secretary's receipt of notification of such election and payment shall be made as soon as practicable after expiration of such five (5) business day period. The election provided herein shall apply only: (x) during the thirty (30) day period following the first exchange or purchase of Shares pursuant to an Offer; or (y) during the thirty (30) day period following the date on which sufficient Shares are acquired to constitute a Change of Control.

(g) For purposes of this paragraph 5(g) of Article II:

      (i) "Unrelated Party" means any party or group of parties acting together other than (A) the Company, its directors and officers, or
            (B) any nominee holder for any stock exchange;

      (ii) "Alternate Change of Control" means any acquisition, beneficially or otherwise, by any Unrelated Party of a percentage of the combined voting power of the common and preferred stock of the Company specified by the Committee (but not less than 10%) and shall be deemed to occur upon the date that the Unrelated Party attains control of said percentage of the combined voting power;

      (iii) "Change of Control Termination of Employment" means the termination of employment of a Participant by the Company, the Subsidiaries or the Associated

            Companies without cause (as defined by the Committee) or by the Participant for good reason (as defined by the Committee) within a period of time specified by the Committee following an Alternate Change of Control;

      (iv) "Alternate Change of Control Market Value" of the Shares means the Fair Market Value of such Shares on the date of exercise of a Stock Appreciation Right.

      Notwithstanding the foregoing provisions of this Section 5 of Article II and without limiting the provisions of Section 3 of Article I of this Incentive Plan, in the event of an Alternate Change of Control and a Change of Control Termination of Employment, a Participant holding an unexercised Stock Appreciation Right who is selected by the Committee may exercise such Stock Appreciation Right and elect to be paid solely in cash in an amount equal to the difference between the Option price and the Alternate Change of Control Market Value of the Shares, unless within five
      (5) business days after receipt of notification of such election by the Secretary of the Company, the Committee acts to disapprove the cash election. Unless it acts to disapprove, the Committee's consent shall be deemed to be given at the close of business on the fifth business day after the Secretary's receipt of notification of such election and payment shall be made as soon as practicable after expiration of such five (5) business day period. The election provided herein shall apply only during the thirty (30) day period following a Change of Control Termination of Employment.

6. BONUS SHARES AND RESTRICTED SHARES

(a) An Award of Shares or Restricted Shares may be made at such time or times determined by the Committee following the Effective Date to any person who is an Eligible Participant. The Committee shall have full discretion to determine the terms and conditions of payment of any Award, including without limitation, what part of such Award shall be paid in unrestricted Shares or Restricted Shares, the time or times of payment of any Award, and the time or times of the lapse of the restrictions on Restricted Shares.

(b) For the purpose of determining the number of Shares to be used in payment of an Award, the amount of the Award payable in Shares shall be divided by the Fair Market Value of the Shares on the date of the determination of the amount of the Award by the Committee, or if the Committee so directs, the date immediately preceding the date the Award is paid.

(c) The portion of an Award payable in Restricted Shares shall be paid at the time of the Award either by book-entry registration or by delivering to the Participant, or a custodian or escrow designated by the Committee and the Participant, a certificate or certificates for such Restricted Shares, registered in the name of such Participant. The Participant shall have all of the rights of a stockholder with respect to such Shares, subject to such terms and conditions, including withholding of dividends, forfeitures or resale to the Company, if any, as may be determined by the Committee. The Committee and the Participant may designate the Company or one or more of its employees to act as custodian or escrow for the certificates.

(d) Restricted Shares shall be subject to such terms and conditions, including forfeiture, if any, and to such restrictions against sale, transfer or other disposition as may be determined by the Committee at the time a Non-Qualified Option for the purchase of Restricted Shares is granted, at the time a Stock Appreciation Right to be settled with Restricted Shares is granted or at the time of making a bonus award of Restricted Shares. Any new or additional or different Shares or other securities resulting from any adjustment of such Shares of the type described in Section 4 of
      Article I shall be subject to the same terms, conditions, and restrictions as the Restricted Shares prior to such adjustment. The Committee may, in its discretion, remove, modify or accelerate the release of restrictions on any Restricted Shares in the event of hardship or disability of the Participant while employed, in the event that the Participant ceases to be an employee of the Company, a Subsidiary or Associated Company, as the result of death or otherwise, in the event of a relocation of a Participant to another country or for such other reasons as the Committee may deem appropriate. In the event of the death of a Participant following the transfer of Restricted Shares to him, the legal representative of the Participant, the beneficiary designated in writing by the Participant during his lifetime, or the person receiving such Shares under his will or under the laws of descent and distribution shall take such Shares subject to the same restrictions, conditions and provisions in effect at the time of his death, to the extent applicable.

7. DIVIDENDS, DIVIDEND EQUIVALENTS AND INTEREST EQUIVALENTS

(a) No cash dividends shall be paid on Shares which have been awarded but not registered or delivered. The Committee may provide, however, that a Participant to whom an Option has been awarded which is exercisable in whole or in part at a future time for Shares or a Participant who has been awarded Shares payable in whole or in part at a future time, shall be entitled to receive an amount per Share, equal in value to the cash dividends, if any, paid per Share on issued and outstanding Shares, as of the dividend record dates occurring during the period between the date of the award and the time each such Share is delivered. Such amounts (herein called "dividend equivalents") may, in the discretion of the Committee, be:

            (i) paid in cash or Shares either from time to time prior to or at the time of the delivery of such Shares or upon expiration of the Option if it shall not have been fully exercised (except that payment of the dividend equivalents on Incentive Options may not be made prior to exercise); or

            (ii) converted into contingently credited Shares (with respect to which dividend equivalents shall accrue) in such manner, at such value, and deliverable at such time or times, as may be determined by the Committee.

            Such Shares (whether delivered or contingently credited) shall be charged against the limitations set forth in Section 5 of Article I.

(b) The Committee, in its discretion, may authorize payment of interest equivalents on any portion of any Award payable at a future time in cash, and interest equivalents on dividend equivalents which are payable in cash at a future time.

(c) The Committee, in its discretion, may provide that dividends paid on restricted Shares shall, during the applicable restricted period, be held by the Company to be paid upon the lapse of restrictions or to be forfeited upon forfeiture of the Shares.

8. PERFORMANCE SHARES.

Performance Shares may be granted under the Incentive Plan in such form as the Committee may from time to time approve pursuant to the terms set forth in a performance share agreement.

(a) Performance Shares may be granted in the form of actual Shares or Share units having a value equal to an identical number of Shares.

(b) The performance conditions and the length of the performance period shall be determined by the Committee, but in no event may a performance period be less than 12 months, except upon a change in control of the Company.

(c) The Committee shall determine in its sole discretion whether Performance Shares granted in the form of Share units shall be paid in cash, Shares, or a combination of cash and Shares (based upon Fair Market Value of the Shares as of the date of exercise or the end of the performance period, as the case may be).

(d) Except as otherwise determined by the Committee at or subsequent to grant, a Participant must be employed as of the end of the relevant performance period to be entitled to receive payment with respect to a Performance Share Award.

9. DEFERRED AWARDS

The Committee shall have the discretion to grant Awards of the right to receive Shares that are not to be distributed until after a specified deferral period. Such Awards may be made either alone or in addition to other Awards granted under the Incentive Plan. If the attainment of performance goals are specified, the Committee shall certify attainment of such performance goals prior to any delivery of deferred Shares. Prior to completion of the deferral period, a Participant may elect to further defer receipt of an Award for a specified period or until a specified event, subject in each case to the approval of the Committee and under such terms as are determined by the Committee in its sole discretion. The Committee shall determine in its sole discretion whether such Deferred Awards shall be paid in cash, Shares or a combination of cash and Shares.

10. OTHER STOCK-BASED AWARDS

The Committee may grant other Awards of Shares and Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares, including (without limitation) dividend equivalents and convertible debentures, either alone or in addition to other Awards granted under the Plan. Any Awards under this Section 10 and any Shares covered by any such Award may be forfeited to the extent so provided in the Award agreement, as determined by the Committee.

III. MISCELLANEOUS PROVISIONS

      1. No Award shall be transferable except as provided for herein. If any Participant makes such a transfer in violation hereof, any obligation of the Company with respect to such Award shall forthwith terminate.

      2. Nothing in this Incentive Plan or any booklet or other document describing or referring to this Incentive Plan shall be deemed to confer on any employee or Participant the right to continue in the employ of his employer or affect the right of his employer to terminate the employment of any such person with or without cause.

      3. Nothing contained herein shall require the Company to segregate any monies from its general funds, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant.

      4. This Incentive Plan and all actions taken hereunder shall be governed by the laws of the State of Delaware.

      5. The Company may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes which the Company is required by any law or regulation of any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with any Stock Option or the exercise thereof, any Stock Appreciation Right or the exercise thereof, or the payment of any other Award, including, but not limited to, the withholding of cash or Shares which would be paid or delivered pursuant to such exercise or award or another exercise or award under this Incentive Plan until the Participant reimburses the Company for the amount the Company is required to withhold with respect to such taxes, or canceling any portion of such award or another award under this Incentive Plan in an amount sufficient to reimburse itself for the amount it is required to so withhold, or selling any property contingently credited by the Company for the purpose of paying such award or another award under this Incentive Plan, in order to withhold or reimburse itself for the amount it is required to so withhold. The Committee may permit a Participant (or any beneficiary or other person authorized to act) to elect to pay a portion or all of any amounts required to be withheld to satisfy federal, state, local or foreign tax obligations by directing the Company to withhold a number of whole Shares which would otherwise be distributed and which have a fair market value sufficient to cover the amount of such required withholding taxes (in an amount not exceeding the minimum applicable tax withholding amount required to satisfy federal (including FICA), state, local and foreign tax withholding requirements).

      6. The Committee may grant Stock Options to Eligible Participants who are foreign nationals or who are employed by the Company, a Subsidiary, or an Associated Company outside of the United States of America. In order to facilitate the granting of Stock Options, the Committee may provide for special terms and conditions for grants to employees who are foreign nationals or who are employed by the Company, a Parent, a Subsidiary, or an Associated Company outside of the United States of America, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom in other countries in which the Company, a Parent, a Subsidiary, or an Associated Company operates or has employees. Such special terms may include, without limitation, granting Stock Options with a term longer than ten years if appropriate to assure favorable tax treatment. The Committee may also provide for such substitutes for the Stock Options for employees who are foreign nationals or who are employed by the Company, a Parent, a Subsidiary, or an Associated Company outside of the United States of America as may be deemed necessary or appropriate by the Committee.

            Available Information: Each Malaysian Participant may request copies of the Company's most recent audited financial statements available.

      7. Notwithstanding any other provision of this Incentive Plan, for purposes of any Award that is outstanding as of the date that the Company spins off the Company's chemical businesses into a new publicly traded company ("Chemicals") and is held by a Participant who in connection with such spinoff becomes an employee of Chemicals (or a subsidiary or associated company of Chemicals) rather than an employee of the Company (or a Subsidiary or Associated Company of the Company), such change of employment shall not constitute a Termination of Employment. With respect to any such Award held by such a Participant, Termination of Employment shall mean such Participant's termination of employment with Chemicals other than a Transfer, with Transfer defined as a change of employment of a Participant within the group consisting of Chemicals and its subsidiaries, or, if the Committee so determines, a change of employment of a Participant within the group consisting of Chemicals, its subsidiaries, and its associated companies. For purposes of this section, a subsidiary of Chemicals means any corporation (or partnership, joint venture, or other enterprise) of which Chemicals owns or controls, directly or indirectly, 50% or more of the outstanding shares of stock normally entitled to vote for the election of directors (or comparable equity participation and voting power) and an associated company of Chemicals means any corporation (or partnership, joint venture, or other enterprise), of which Chemicals owns or controls, directly or indirectly, 10% or more, but less than 50% of the outstanding shares of stock normally entitled to vote for the election of directors (or comparable equity participation and voting power).

IV. AMENDMENTS

      1. The Board, upon recommendation of the Committee but not otherwise, may from time to time amend or modify this Incentive Plan, including, but not limited to, an amendment which would authorize the Committee to make Awards payable in other securities or other forms of property of a kind to be determined by the Committee, and such other amendments as may be necessary or desirable to implement such Awards, or discontinue this Incentive Plan or any provision thereof, provided that no amendments or modifications to this Incentive Plan shall, without the prior approval of the stockholders normally entitled to vote for the election of directors of the Company:

            (a) permit the Company to decrease the Option price on any outstanding Option;

            (b) permit any change which would require the approval of stockholders under Section 16 of the Exchange Act or the rules thereunder or under Section 422 of the Internal Revenue Code of 1986, or the rules thereunder (or any law, rule, regulation or other provision that may replace such statutes or rules); or

            (c)   change any of the provisions of this Article IV.

      2. No amendment to or discontinuance of this Incentive Plan or any provision thereof by the Board or the stockholders of the Company shall, without the written consent of the Participant, adversely affect any Stock Option or Stock Appreciation Right theretofore granted or bonus commitment or bonus award theretofore made to such Participant under this Incentive Plan.

V. INTERPRETATION

      1. This Incentive Plan is not intended to and shall not affect any option or stock appreciation right grant or bonus commitment or award under the 1984 Plan, the 1986 Plan, the 1988/I Plan, the 1988/II Plan, the 1991 Plan, the 1994 Plan, the 1994 Searle/Monsanto Plan, or the 1994 NutraSweet/Monsanto Plan (or any other incentive plan of the Company, its Subsidiaries, and Associated Companies). No stock options or stock appreciation rights or Awards of Restricted or unrestricted Shares shall be granted under the 1994 Plan, the 1994 Searle/Monsanto Plan, or the 1994 NutraSweet/Monsanto Plan after April 14, 1996.

      2. This Incentive Plan is not intended to and shall not preclude the establishment or operation by the Company or any Subsidiary of (a) any thrift, savings and investment, achievement award, stock purchase, employee recognition or other benefit plan or arrangement for any group of employees, or (b) any other incentive or bonus plan or arrangement for any employees (hereinafter "Other Plan"), and any such Other Plan may be authorized and payments made thereunder independently of this Incentive Plan; provided, however, that no such Other Plan shall provide for the granting of options or stock appreciation rights to purchase or receive the appreciation on the shares of any class of stock of the

            Company, or the making of bonus commitments or bonus awards payable in any class of stock of the Company, which in either form or substance are comparable to those authorized under this Incentive Plan, unless (i) such Other Plan is established or operated in connection with the assumption by the Company or a Subsidiary of the plans, options, stock appreciation rights, bonus commitments or bonus awards of another corporation, or the substitution of an Other Plan or options, stock appreciation rights, bonus commitments or bonus awards under such Other Plan in lieu of the plans, options, stock appreciation rights, bonus commitments or bonus awards of such other corporation, arising out of a merger or consolidation with, or the acquisition of assets or stock of, such other corporation, or other transaction described in Section 424(a) of the Internal Revenue Code of 1986, as may be amended from time to time, as in effect at the time, or (ii) such Other Plan provides for grants of options, stock appreciation rights, bonus commitments or bonus awards to employees substantially all of whom are not Participants.